This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw you indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1)

that these materials contain confidential information; or

(2)

that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3)

that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Deal Summary Report- MASTR 2006-1
Pricing Assumptions
Settlement	30-Mar-06	Prepay 300 PSA
1st Pay Date	25-Apr-06	Default None
Closing Date	29-Mar-06
Cut-Off Date	1-Mar-06

Class Designation	Class Principal Balance	Initial Pass-Through Rate	Principal Type	Interest Type	Loss Priority	Expected Avg. Life	Pmt Window	Start Accrual Period	Daycount	Delay Days	Minimum Denomination	Rating
ANF	24,734,000	5.7500	NAS	Floater	Senior	10.94	04/11 - 01/36	1-Mar-06	30/360	24	TBD	TBD
AN2	750,000	5.7500	NAS, Senior	Fixed	Support to AA2	10.94	04/11 - 01/36	1-Mar-06	30/360	24	TBD	TBD
APA1	80,414,000	5.7500	PAC [125-300 PSA]	Fixed	Senior	2.88	04/06 - 06/11	1-Mar-06	30/360	24	TBD	TBD
AA2	22,000,000	5.7500	PAC [125-300 PSA]	Fixed	Senior	6.06	06/11 - 02/13	1-Mar-06	30/360	24	TBD	TBD
APA3	19,982,000	5.7500	PAC [125-300 PSA]	Fixed	Senior	7.90	02/13 – 05/15	1-Mar-06	30/360	24	TBD	TBD
APA4	15,830,000	5.7500	PAC [125-300 PSA]	Fixed	Senior	10.89	05/15 – 05/19	1-Mar-06	30/360	24	TBD	TBD
ACA1	54,511,304	5.7500	TAC2 @ 250 PSA	Fixed	Senior	2.87	04/06 - 05/19	1-Mar-06	30/360	24	TBD	TBD
AD1	10,000,000	7.2500	TAC2 @ 250 PSA	Floater	Senior	2.87	04/06 - 05/19	1-Mar-06	30/360	24	TBD	TBD
AD2	2,608,696	0.0000	TAC2 @ 250 PSA	Floater	Senior	2.87	04/06 - 05/19	1-Mar-06	30/360	24	TBD	TBD
AZA	5,095,000	5.7500	Companion, Accrual	Fixed	Senior	1.08	04/06 – 12/07	1-Mar-06	30/360	24	TBD	TBD
AAB	10,681,000	5.7500	Sequential	Fixed	Senior	17.06	05/19 - 01/36	1-Mar-06	30/360	24	TBD	TBD
BFA	76,367,000	5.2500	Sequential	Floater	Senior	5.56	04/06 - 01/36	25-Mar-06	30/360	0	TBD	TBD
BSA	76,367,000	1.7500	Notional	Inverse Floater	Senior	5.56	04/06 - 01/36	25-Mar-06	30/360	0	TBD	TBD
PO	3,086,995	0.0000	Principal Only	NA	Senior	5.38	04/06 - 12/35	1-Mar-06	30/360	24	TBD	TBD
AX	12,436	6.0000	Interest Only	Fixed	Senior	5.57	04/06 - 10/35	1-Mar-06	30/360	24	TBD	TBD
SUB	7,694,457	6.1642	Subordinate	Variable	Subordinate	10.61	04/06 - 01/36	1-Mar-06	30/360	24	TBD	TBD

Pricing Prepayment Speed

____________________________

300% PSA

Group A Senior Principal Distribution Amount

____________________________

1) Pay ANF and AN2, pro-rata, up to the NAS Priority Amount (as defined below), until retired

2) Pay APA1, AA2, APA3 and APA4, in that order, until reduced to its Scheduled Balance

3) Pay ACA1, AD1 and AD2, pro-rata, until reduced to its Targeted Balance

4) Pay AZA, until retired

5) Pay ACA1, AD1 and AD2, pro-rata, without regard to its Targeted Balance, until retired

6) Pay APA1, AA2, APA3 and APA4, in that order, without regard to its Scheduled Balance, until retired

7) Pay AAB, until retired

8) Pay ANF and AN2, pro-rata, until retired

Group A NAS Priority Amount

____________________________

The NAS Priority Amount will be the lesser of:

A) The sum of:
x) The NAS Percent times the Senior Portion of the Group A Scheduled Principal Amount
and
y) The NAS Percent times the NAS Prepay Shift Percent of the Senior Portion of the

Group A Unscheduled Principal Amount.
and
B) The Group A portion of the Senior PDA amount

The NAS Percent will be:

Zero for the first five years and, thereafter, equal to the ANF + AN2 Balance divided by the sum of the Class A Senior Certificate balances

The NAS Prepay Shift Percent will be:

Zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter

Group B Senior Principal Distribution Amount

____________________________

1) Pay BFA, until retired

Senior/Sub Distribution Amount

____________________________

Standard Senior/Sub Shifting Interest Structure:
5yr Lockout, followed annually by 30%, 40%, 60%, 80%, 100%

Senior Loss Distribution

____________________________

Realized Losses are allocated to the most subordinate certificate then outstanding and then to the senior certificates

Master Servicer

____________________________

Wells Fargo Bank, N.A.

Optional Cleanup-Call %

____________________________

10%

Expected Final Distribution Date

____________________________

3/25/2036

Approximate Senior Percentage

____________________________

96.77%

Accrual Amount

____________________________

The AZA Accrual Amount is paid to ACA1, AD1 and AD2 asdescribed in the Group A Senior Principal Distribution Amount

Notional Bonds

____________________________

BSA Notional balance equals 100% of the balance of 2FA

Floating Rate Coupon Formula

____________________________

Class Designation	Index	Margin	Floor	Cap
BFA BSA	1-month LIBOR 1-month LIBOR	0.45% 6.55%	0.45% 0.00%	7.00% 6.55%
ANF	1-month LIBOR	0.95%	5.75%	Uncapped
If 1ML <= 4.80% then Coupon = 5.75% If 1ML > 4.80% and period <= 36 months then Coupon = 1ML + 95bps (Subject to Cap Agreement)
AD1	1-month LIBOR
If 1ML <= 7.00% then Coupon = 7.25% If 1ML > 7.00% a then Coupon = 0.00%
AD2	1-month LIBOR
If 1ML <= 7.00% then Coupon = 0.00% If 1ML > 7.00% a then Coupon = 27.79166577%

Initial LIBOR

____________________________

4.80%

Schedule A

APA1, AA2, APA3, APA4 PAC Schedule

125 - 300 PSA PAC Range

Period	Start Date	Balance ($)
0	25-Mar-06	138,226,000.00
1	25-Apr-06	137,819,347.17
2	25-May-06	137,359,448.09
3	25-Jun-06	136,846,459.84
4	25-Jul-06	136,280,573.59
5	25-Aug-06	135,662,014.54
6	25-Sep-06	134,991,041.84
7	25-Oct-06	134,267,948.45
8	25-Nov-06	133,493,060.99
9	25-Dec-06	132,666,739.50
10	25-Jan-07	131,789,377.28
11	25-Feb-07	130,861,400.51
12	25-Mar-07	129,883,268.06
13	25-Apr-07	128,855,471.05
14	25-May-07	127,778,532.50
15	25-Jun-07	126,653,006.96
16	25-Jul-07	125,479,479.98
17	25-Aug-07	124,258,567.69
18	25-Sep-07	122,990,916.26
19	25-Oct-07	121,677,223.96
20	25-Nov-07	120,318,283.01
21	25-Dec-07	118,914,823.92
22	25-Jan-08	117,467,604.82
23	25-Feb-08	115,977,410.75
24	25-Mar-08	114,445,052.96
25	25-Apr-08	112,871,446.39
26	25-May-08	111,268,465.00
27	25-Jun-08	109,646,298.64
28	25-Jul-08	108,012,583.99
29	25-Aug-08	106,389,777.37
30	25-Sep-08	104,777,807.99
31	25-Oct-08	103,176,605.52
32	25-Nov-08	101,586,100.09
33	25-Dec-08	100,006,222.27
34	25-Jan-09	98,436,903.09
35	25-Feb-09	96,878,074.05
36	25-Mar-09	95,329,667.05
37	25-Apr-09	93,791,614.48
38	25-May-09	92,263,849.14
39	25-Jun-09	90,746,304.28
40	25-Jul-09	89,238,913.58
41	25-Aug-09	87,741,611.15
42	25-Sep-09	86,254,331.53
43	25-Oct-09	84,777,009.68
44	25-Nov-09	83,309,581.01
45	25-Dec-09	81,851,981.31
46	25-Jan-10	80,404,146.81
47	25-Feb-10	78,966,014.17
48	25-Mar-10	77,537,520.42
49	25-Apr-10	76,118,603.05
50	25-May-10	74,709,199.91
51	25-Jun-10	73,309,249.29
52	25-Jul-10	71,918,689.86
53	25-Aug-10	70,537,460.71
54	25-Sep-10	69,165,501.30
55	25-Oct-10	67,802,751.50
56	25-Nov-10	66,449,151.58
57	25-Dec-10	65,104,642.17
58	25-Jan-11	63,769,164.32
59	25-Feb-11	62,442,659.45
60	25-Mar-11	61,125,069.35
61	25-Apr-11	59,903,416.66
62	25-May-11	58,690,459.28
63	25-Jun-11	57,486,140.47
64	25-Jul-11	56,290,403.84
65	25-Aug-11	55,103,193.38
66	25-Sep-11	53,924,453.45
67	25-Oct-11	52,754,128.77
68	25-Nov-11	51,592,164.41
69	25-Dec-11	50,438,505.81
70	25-Jan-12	49,293,098.78
71	25-Feb-12	48,155,889.46
72	25-Mar-12	47,026,824.36
73	25-Apr-12	45,924,920.52
74	25-May-12	44,830,923.03
75	25-Jun-12	43,744,779.69
76	25-Jul-12	42,666,438.68
77	25-Aug-12	41,595,848.46
78	25-Sep-12	40,532,957.87
79	25-Oct-12	39,477,716.08
80	25-Nov-12	38,430,072.57
81	25-Dec-12	37,389,977.19
82	25-Jan-13	36,357,380.07
83	25-Feb-13	35,332,231.71
84	25-Mar-13	34,314,482.91
85	25-Apr-13	33,359,298.82
86	25-May-13	32,422,471.77
87	25-Jun-13	31,503,670.53
88	25-Jul-13	30,602,569.62
89	25-Aug-13	29,718,849.24
90	25-Sep-13	28,852,195.13
91	25-Oct-13	28,002,298.50
92	25-Nov-13	27,168,855.94
93	25-Dec-13	26,351,569.33
94	25-Jan-14	25,550,145.73
95	25-Feb-14	24,764,297.31
96	25-Mar-14	23,993,741.26
97	25-Apr-14	23,309,763.28
98	25-May-14	22,638,644.24
99	25-Jun-14	21,980,150.95
100	25-Jul-14	21,334,054.34
101	25-Aug-14	20,700,129.40
102	25-Sep-14	20,078,155.08
103	25-Oct-14	19,467,914.25
104	25-Nov-14	18,869,193.61
105	25-Dec-14	18,281,783.66
106	25-Jan-15	17,705,478.57
107	25-Feb-15	17,140,076.19
108	25-Mar-15	16,585,377.92
109	25-Apr-15	16,099,630.81
110	25-May-15	15,622,290.05
111	25-Jun-15	15,153,212.74
112	25-Jul-15	14,692,258.41
113	25-Aug-15	14,239,288.92
114	25-Sep-15	13,794,168.46
115	25-Oct-15	13,356,763.51
116	25-Nov-15	12,926,846.26
117	25-Dec-15	12,504,377.38
118	25-Jan-16	12,087,026.50
119	25-Feb-16	11,665,260.94
120	25-Mar-16	11,250,961.75
121	25-Apr-16	10,844,000.23
122	25-May-16	10,444,249.88
123	25-Jun-16	10,051,586.32
124	25-Jul-16	9,665,887.30
125	25-Aug-16	9,287,032.63
126	25-Sep-16	8,914,904.16
127	25-Oct-16	8,549,385.76
128	25-Nov-16	8,190,363.25
129	25-Dec-16	7,837,724.40
130	25-Jan-17	7,491,358.89
131	25-Feb-17	7,151,158.26
132	25-Mar-17	6,817,015.90
133	25-Apr-17	6,488,827.01
134	25-May-17	6,166,488.57
135	25-Jun-17	5,849,899.32
136	25-Jul-17	5,538,959.70
137	25-Aug-17	5,233,571.86
138	25-Sep-17	4,933,639.61
139	25-Oct-17	4,639,068.39
140	25-Nov-17	4,349,765.26
141	25-Dec-17	4,065,638.85
142	25-Jan-18	3,786,599.36
143	25-Feb-18	3,512,558.50
144	25-Mar-18	3,243,429.49
145	25-Apr-18	2,979,127.03
146	25-May-18	2,719,567.28
147	25-Jun-18	2,464,667.82
148	25-Jul-18	2,214,347.63
149	25-Aug-18	1,968,527.07
150	25-Sep-18	1,727,127.88
151	25-Oct-18	1,490,073.10
152	25-Nov-18	1,257,287.12
153	25-Dec-18	1,028,695.59
154	25-Jan-19	804,225.44
155	25-Feb-19	583,804.84
156	25-Mar-19	367,363.20
157	25-Apr-19	154,831.14
158	25-May-19	0.00

Schedule B

ACA1, AD1, AD2 TAC Schedule

250 PSA Target

Period	Start Date	Balance ($)
0	25-Mar-06	67,120,000.00
1	25-Apr-06	66,870,923.45
2	25-May-06	66,568,783.56
3	25-Jun-06	66,213,820.60
4	25-Jul-06	65,806,376.23
5	25-Aug-06	65,346,893.56
6	25-Sep-06	64,835,916.93
7	25-Oct-06	64,274,091.59
8	25-Nov-06	63,662,162.94
9	25-Dec-06	63,000,975.66
10	25-Jan-07	62,291,472.48
11	25-Feb-07	61,534,692.86
12	25-Mar-07	60,731,771.14
13	25-Apr-07	59,883,934.79
14	25-May-07	58,992,502.13
15	25-Jun-07	58,058,879.93
16	25-Jul-07	57,084,560.79
17	25-Aug-07	56,071,120.23
18	25-Sep-07	55,020,213.59
19	25-Oct-07	53,933,594.92
20	25-Nov-07	52,813,153.77
21	25-Dec-07	51,660,757.82
22	25-Jan-08	50,478,339.95
23	25-Feb-08	49,267,894.23
24	25-Mar-08	48,031,471.61
25	25-Apr-08	46,771,250.27
26	25-May-08	45,499,893.54
27	25-Jun-08	44,228,058.18
28	25-Jul-08	42,963,627.73
29	25-Aug-08	41,728,307.37
30	25-Sep-08	40,521,615.21
31	25-Oct-08	39,343,076.47
32	25-Nov-08	38,192,223.30
33	25-Dec-08	37,068,594.76
34	25-Jan-09	35,971,736.67
35	25-Feb-09	34,901,201.50
36	25-Mar-09	33,856,548.37
37	25-Apr-09	32,837,342.82
38	25-May-09	31,843,156.85
39	25-Jun-09	30,873,568.75
40	25-Jul-09	29,928,163.02
41	25-Aug-09	29,006,530.31
42	25-Sep-09	28,108,267.33
43	25-Oct-09	27,232,976.74
44	25-Nov-09	26,380,267.07
45	25-Dec-09	25,549,752.67
46	25-Jan-10	24,741,053.60
47	25-Feb-10	23,953,795.52
48	25-Mar-10	23,187,609.70
49	25-Apr-10	22,442,132.85
50	25-May-10	21,717,007.10
51	25-Jun-10	21,011,879.87
52	25-Jul-10	20,326,403.88
53	25-Aug-10	19,660,236.96
54	25-Sep-10	19,013,042.10
55	25-Oct-10	18,384,487.29
56	25-Nov-10	17,774,245.47
57	25-Dec-10	17,181,994.48
58	25-Jan-11	16,607,416.98
59	25-Feb-11	16,050,200.36
60	25-Mar-11	15,510,036.72
61	25-Apr-11	15,051,957.29
62	25-May-11	14,609,814.10
63	25-Jun-11	14,183,314.85
64	25-Jul-11	13,772,171.71
65	25-Aug-11	13,376,101.15
66	25-Sep-11	12,994,823.94
67	25-Oct-11	12,628,065.09
68	25-Nov-11	12,275,553.77
69	25-Dec-11	11,937,023.25
70	25-Jan-12	11,612,210.85
71	25-Feb-12	11,300,857.89
72	25-Mar-12	11,002,709.60
73	25-Apr-12	10,737,193.62
74	25-May-12	10,484,052.88
75	25-Jun-12	10,243,047.01
76	25-Jul-12	10,013,939.30
77	25-Aug-12	9,796,496.73
78	25-Sep-12	9,590,489.83
79	25-Oct-12	9,395,692.69
80	25-Nov-12	9,211,882.89
81	25-Dec-12	9,038,841.42
82	25-Jan-13	8,876,352.69
83	25-Feb-13	8,724,204.41
84	25-Mar-13	8,582,187.63
85	25-Apr-13	8,465,559.15
86	25-May-13	8,346,444.11
87	25-Jun-13	8,224,938.39
88	25-Jul-13	8,101,135.45
89	25-Aug-13	7,975,126.30
90	25-Sep-13	7,846,999.65
91	25-Oct-13	7,716,841.90
92	25-Nov-13	7,584,737.22
93	25-Dec-13	7,450,767.53
94	25-Jan-14	7,315,012.67
95	25-Feb-14	7,177,550.31
96	25-Mar-14	7,038,456.10
97	25-Apr-14	6,888,123.39
98	25-May-14	6,736,828.60
99	25-Jun-14	6,584,627.07
100	25-Jul-14	6,431,572.55
101	25-Aug-14	6,277,717.20
102	25-Sep-14	6,123,111.68
103	25-Oct-14	5,967,805.15
104	25-Nov-14	5,811,845.33
105	25-Dec-14	5,655,278.48
106	25-Jan-15	5,498,149.54
107	25-Feb-15	5,340,502.01
108	25-Mar-15	5,182,378.13
109	25-Apr-15	5,017,697.75
110	25-May-15	4,853,104.97
111	25-Jun-15	4,688,620.73
112	25-Jul-15	4,524,265.16
113	25-Aug-15	4,360,057.73
114	25-Sep-15	4,196,017.15
115	25-Oct-15	4,032,161.49
116	25-Nov-15	3,868,455.26
117	25-Dec-15	3,704,963.40
118	25-Jan-16	3,540,493.59
119	25-Feb-16	3,369,877.44
120	25-Mar-16	3,199,610.74
121	25-Apr-16	3,029,708.00
122	25-May-16	2,860,183.11
123	25-Jun-16	2,691,049.37
124	25-Jul-16	2,522,319.48
125	25-Aug-16	2,354,005.56
126	25-Sep-16	2,186,119.19
127	25-Oct-16	2,018,671.37
128	25-Nov-16	1,851,672.59
129	25-Dec-16	1,685,132.83
130	25-Jan-17	1,519,061.53
131	25-Feb-17	1,353,467.67
132	25-Mar-17	1,188,359.72
133	25-Apr-17	1,023,745.70
134	25-May-17	859,633.17
135	25-Jun-17	696,029.23
136	25-Jul-17	532,940.56
137	25-Aug-17	370,373.42
138	25-Sep-17	208,333.64
139	25-Oct-17	46,826.67
140	25-Nov-17	0.00

Schedule C

ANF Cap Schedule

Period	Start Date	Balance ($)
0	25-Mar-06	24,734,000.00
1	25-Apr-06	24,734,000.00
2	25-May-06	24,734,000.00
3	25-Jun-06	24,734,000.00
4	25-Jul-06	24,734,000.00
5	25-Aug-06	24,734,000.00
6	25-Sep-06	24,734,000.00
7	25-Oct-06	24,734,000.00
8	25-Nov-06	24,734,000.00
9	25-Dec-06	24,734,000.00
10	25-Jan-07	24,734,000.00
11	25-Feb-07	24,734,000.00
12	25-Mar-07	24,734,000.00
13	25-Apr-07	24,734,000.00
14	25-May-07	24,734,000.00
15	25-Jun-07	24,734,000.00
16	25-Jul-07	24,734,000.00
17	25-Aug-07	24,734,000.00
18	25-Sep-07	24,734,000.00
19	25-Oct-07	24,734,000.00
20	25-Nov-07	24,734,000.00
21	25-Dec-07	24,734,000.00
22	25-Jan-08	24,734,000.00
23	25-Feb-08	24,734,000.00
24	25-Mar-08	24,734,000.00
25	25-Apr-08	24,734,000.00
26	25-May-08	24,734,000.00
27	25-Jun-08	24,734,000.00
28	25-Jul-08	24,734,000.00
29	25-Aug-08	24,734,000.00
30	25-Sep-08	24,734,000.00
31	25-Oct-08	24,734,000.00
32	25-Nov-08	24,734,000.00
33	25-Dec-08	24,734,000.00
34	25-Jan-09	24,734,000.00
35	25-Feb-09	24,734,000.00